Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Truist Financial Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt Securities	Rule 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Equity	Common Stock, par value $5.00 per share	Rule 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Equity	Preferred Stock, par value $5.00 per share	Rule 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Equity	Depositary Shares (3)	Rule 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other(4)	Warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares	Rule 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other(4)	Purchase Contracts	Rule 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

	Other(4)	Units(5)	Rule 456(b) and 457(r)(1)	(2)	(2)	(2)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$5,050,000,000		N/A		N/A	S-3	333-261845	January 13, 2022	$351,480(6)

	Total Offering Amounts(6)					N/A		N/A

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							N/A

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of all of the registration fee and will pay the registration fee on a “pay-as-you-go” basis. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(2)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. This registration statement also covers an indeterminate amount of registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrant. Pursuant to Rule 457(q) under the Securities Act, no filing fee is required for the registration of an indeterminate amount of securities to be offered in such market-making transactions. All such market-making reoffers and resales of these securities that are made pursuant to a registration statement after the effectiveness of this registration statement are being made solely pursuant to this registration statement.

(3)

An indeterminate number of Depositary Shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. In the event that the registrant elects to offer to the public whole or fractional interests in shares of the Preferred Stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and the shares of Preferred Stock will be issued to the depositary under the deposit agreement.

Purchase contracts may be issued separately or as part of units consisting of a purchase contract and any combination of debt securities, shares of our voting common stock, non-voting common stock, preferred stock or depositary shares.

(4)

Any registered securities may be sold separately or as units with other registered securities. Units may consist of two or more securities in any combination, which may or may not be separable from one another. Each unit will be issued under a unit agreement. Because units will consist of securities registered hereunder, no additional registration fee is required for the units.

(6)

Pursuant to Rule 415(a)(6) of the Securities Act, this registration statement includes $5,050,000,000 of unsold securities (the “unsold securities”) that previously were registered by the Registrant on Form S-3 under the Securities Act (File No. 333-261845), initially filed with the Commission on December 22, 2021 and declared effective on January 13, 2022 (the “Prior Registration Statement”), for which the Registrant paid a registration fee of $1,741,980, of which $351,480 was carried forward and $1,390,500 was paid in connection with the filing of the Prior Registration Statement. The filing fee of $351,480 that previously was paid in connection with those unsold securities pursuant to Rule 457(o) will continue to be applied to such $5,050,000,000 of unsold securities carried forward from the Prior Registration Statement to this registration statement, and no additional filing fee will be due on such securities. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.